Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of March 8, 2024 (the “Second Amendment Effective Date”), by and between BGC Group, Inc., a Delaware corporation (“BGC”) and Cantor Fitzgerald, L.P., a Delaware limited partnership (“Cantor”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, BGC Partners, Inc. and Cantor entered into that certain Credit Agreement, dated as of March 19, 2018, and as amended on August 6, 2018 (the “Original Agreement”);

WHEREAS, BGC assumed all of the rights and obligations of BGC Partners, Inc. under the Original Agreement on October 6, 2023 and superseded BGC Partners, Inc. as a party thereto (such assumed agreement, as further amended, restated, amended and restated, extended, supplemented, assigned and assumed or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, BGC and Cantor desire to make certain amendments to the Credit Agreement, in each case, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to the Credit Agreement.

(a) The defined term “Applicable Rate” in Section 1 of the Credit Agreement shall be amended in its entirely to read as follows:

“Applicable Rate” shall mean, (a) with respect to Loans made to Cantor as Borrower, the interest rate then in effect for revolving loans under the Cantor RCF Credit Agreement less 25 basis points (0.25%), and (b) with respect to Loans made to BGC as Borrower, the interest rate then in effect for revolving loans under the BGC RCF Credit Agreement less 25 basis points (0.25%). The Applicable Rate for each Rate Period shall be reasonably determined by the Lender in accordance herewith, and the Lender shall advise the Borrower of such determination.

(b) Section 1 of the Credit Agreement shall be amended to add the following defined term after the definition of “Applicable Rate” and before the definition of “Borrower”:

“BGC RCF Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of March 10, 2022 by and among BGC, as borrower, certain subsidiaries of BGC, as guarantors, Bank of America, N.A., as administrative agent and the lenders from time to time party thereto, as may be amended, restated, supplemented, assigned and assumed or otherwise modified from time to time, or such other similar revolving credit agreement by and among BGC, as borrower, and one or more unaffiliated third parties as administrative agent and lender(s), as in effect from time to time.

(c) Section 1 of the Credit Agreement shall be amended to add the following defined term after the definition of “Business Day” and before the definition of “Credit Facilities”:

“Cantor RCF Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of March 10, 2022 by and among Cantor, as borrower, Bank of America, N.A., as administrative agent and the lenders from time to time party thereto, as may be amended, restated, supplemented, assigned and assumed or otherwise modified from time to time, or such other similar revolving credit agreement by and among Cantor, as borrower, and one or more unaffiliated third parties as administrative agent and lender(s), as in effect from time to time.

(d) Section 2.1(a) of the Credit Agreement is amended in its entirety to read as follows:

(a) Loans; Maturity. Subject to satisfaction of the conditions set forth in Section 3 hereof, a Lender may, on the terms and conditions set forth in this Agreement and to the extent such Lender has sufficient cash available, in its sole discretion, make loans and advances (each, a “Loan”) to the Borrower at such Borrower’s request from time to time starting on the Effective Date and ending on the Maturity Date; provided that the aggregate principal amount of all Loans outstanding pursuant to this Agreement with respect to a Party and its subsidiaries shall not exceed $400 million at any time. Each Loan together with all accrued but unpaid interest thereon shall be due and payable on the earlier of (i) such date prior to the Maturity Date as may be mutually agreed between the Borrower and the Lender, (ii) the date on which Lender demands repayment of such loan in accordance with Section 2.4(b), and (iii) the Maturity Date. If no due date is specified, then each Borrower shall repay the aggregate outstanding principal amount of each Loan together with all accrued but unpaid interest thereon and all other amounts owing under this Agreement or the other Loan Documents in full on the Maturity Date. Subject to the terms and conditions hereof, at any time prior to the Maturity Date, Borrower may borrow Loans under this Section 2.1(a), repay the Loans under Section 2.4 and reborrow the Loans under this Section 2.1(a).

(e) Section 2.4 of the Credit Agreement is amended in its entirety to read as follows:

(a) Voluntary. Subject to the requirements of this Section 2.4(a), each Borrower shall have the right from time to time, on any Business Day, to prepay any Loan in whole or in part. All prepayments shall be accompanied by accrued interest on the amount prepaid plus any cost incurred by the applicable Lender as a result of such prepayment.

(b) Mandatory. Each Borrower shall be required to prepay all or a portion of the outstanding Loans upon three (3) Business Days’ prior written notice from Lender; provided that such Loans may be reborrowed pursuant to Section 2.1(a) so long as the Maturity Date has not occurred.

2. Representations and Warranties. Each Party hereby represents and warrants to the other that:

(a) This Amendment has been duly and validly executed by such Party and constitutes the legal, valid, and binding obligations of such Party, enforceable against such Person in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws generally affecting the enforcement of the rights of creditors.

(b) After giving effect to this Amendment, the representations and warranties of such Parties contained in Section 4 of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (other than those representations and warranties qualified by materiality or Material Adverse Effect, in which case they are true and correct in all respects) on and as of the Second Amendment Effective Date, except to the extent that such representation and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (other than those representations and warranties qualified by materiality or Material Adverse Effect, in which case they were true and correct in all respects) as of such earlier date.

3. Second Amendment Effective Date Conditions. This Amendment shall become effective on the Second Amendment Effective Date upon receipt of the Parties of a copy of this Amendment duly executed by Cantor and BGC.

4. Miscellaneous.

(a) Amended Terms. On and after the Second Amendment Effective Date, all references to the Credit Agreement shall hereafter mean the Credit Agreement as amended by all terms of this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

(b) Counterparts. This Amendment may be executed in any number of separate counterparts, all of which, when taken together, shall constitute one and the same instrument, notwithstanding the fact that all parties did not sign the same counterpart.

(c) GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

BGC GROUP, INC., a Delaware corporation

By:	/s/ Jason Hauf
Name: Jason Hauf
Title: Chief Financial Officer

[Signature page to Second Amendment to BGC-Cantor Intercompany Credit Agreement]

Cantor Fitzgerald, L.P.,
a Delaware limited partnership

By:	/s/ Danny Salinas
Name: Danny Salinas
Title: Chief Financial Officer

[Signature page to Second Amendment to BGC-Cantor Intercompany Credit Agreement]